UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Change

On January 27, 2012, Scott Goldenberg, 58, was elected Executive Vice President, Chief Financial Officer of The TJX Companies, Inc. (the “Company”), effective as of January 29, 2012. Mr. Goldenberg previously served as Executive Vice President, Finance of the Company since June 2009; Senior Vice President, Corporate Controller of the Company from May 2007 to June 2009 and Senior Vice President, Director of Finance of The Marmaxx Group, the Company’s largest division, from 2000 to 2007. Mr. Goldenberg serves as the principal financial and accounting officer of the Company beginning January 29, 2012 and reports to Jeffrey Naylor, previously Chief Financial and Administrative Officer, who continues as Senior Executive Vice President, Chief Administrative Officer of the Company.

Employment Agreements

On January 30, 2012, the Company entered into new employment agreements with Jerome Rossi, Senior Executive Vice President, Group President, and with Mr. Goldenberg, Executive Vice President, Chief Financial Officer. Each new agreement was effective as of January 29, 2012 and, unless terminated earlier in accordance with its terms, continues until February 1, 2014 for Mr. Rossi and until January 31, 2015 for Mr. Goldenberg. The agreements provide for a minimum annual base salary of $780,000 for Mr. Rossi and $550,000 for Mr. Goldenberg, and for participation in the Stock Incentive Plan (“SIP”), Long Range Performance Incentive Plan (“LRPIP”) and the Management Incentive Plan (“MIP”) at levels commensurate with their respective positions and responsibilities. The agreements also entitle the executives to participate in the Company’s fringe benefit and deferred compensation programs. Mr. Goldenberg does not participate in the primary Supplemental Executive Retirement Plan (“SERP”), consistent with the Company’s practice not to offer primary SERP benefits beyond those already participating and vested, and accordingly he will be eligible for matching credits under the Executive Savings Plan (“ESP”). In view of his continued service after age 65 and consistent with his prior employment agreement, Mr. Rossi continues to be eligible for additional benefit accruals for determining his primary SERP benefit in which he is vested, based on his earnings and service after age 65 and specified interest rate assumptions if more favorable than his benefit under existing plan terms, but is not eligible for matching credits under the ESP.

Under the agreements, upon an involuntary termination without cause (or a voluntary termination in connection with forced relocation) prior to the end of the term, each executive is entitled to continued salary and any automobile allowance for the severance period of 24 months for Mr. Rossi and 15 months for Mr. Goldenberg; a cash payment in an amount sufficient after taxes to cover the cost of any COBRA continuation of health benefits during the severance period, subject to possible early termination if the executive obtains other coverage; outstanding MIP and LRPIP awards for the year or award cycle in which the termination occurs, to the extent applicable performance goals are met and adjusted to reflect the executive’s period of service during the year or cycle; outstanding SIP awards in accordance with their terms; and vested and accrued, but unpaid, pay and benefits. The same benefits would be payable upon termination of employment during the term due to death or disability, except that salary continuation would be reduced by any long-term disability benefits and the MIP award would be an unprorated target MIP award. Termination for cause or a voluntary termination (other than in connection with a forced relocation) would not entitle the executives to these benefits, other than to the payment of certain already accrued and vested amounts. For Mr. Goldenberg, a termination of employment at the end of the agreement term would be treated as an involuntary termination without cause if the Company fails to offer continued service in a comparable position, as reasonably determined by the Executive Compensation Committee of the Board of Directors. For Mr. Rossi, a termination of employment at the end of the term would be treated as a voluntary termination, except that his LRPIP and performance-based restricted stock awards outstanding at that time would remain outstanding with any additional service condition waived, and he would be entitled to such awards (prorated, if applicable, based on the completed portion of the performance period) to the extent applicable performance goals are met.

If a change of control of the Company occurs before the end of the term of the respective agreements, the executives will each be entitled to a lump sum settlement at target award amounts of MIP and LRPIP awards for which the performance period or cycle had not ended, in addition to payment of any earned but unpaid amounts under those programs, plus any benefits (including any acceleration of awards) under the SIP and the Company’s deferred compensation plans. If, during the 24-month period following the change of control (without regard to the scheduled term of the agreement), the executive’s employment were to terminate by reason of an involuntary termination without cause, a voluntary termination for good reason (as defined in the agreements), or death or disability, in lieu of other severance benefits the executive would be entitled to a lump sum payment equal to two times the sum of his annual base salary (offset by any long-term disability benefits), target MIP award amount for the year of termination and any annual automobile allowance; continued health and life insurance benefits for two years, except to the extent the executive has coverage from another employer; and vested and accrued, but unpaid, pay and benefits. Mr. Rossi would also be entitled to a lump sum payment of his vested SERP benefit determined under actuarial assumptions specified in the agreement. Each executive would receive only vested and accrued, but unpaid, pay and benefits upon a voluntary termination without good reason following a change of control. If the executive’s benefits upon a change of control were to result in a “golden parachute” excise tax under the Internal Revenue Code, the executive would not be entitled to any tax gross-up payment but his benefits would be reduced to the extent the reduction is more favorable to the executive on an after-tax basis. The Company is also obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control.

Under the agreements, each executive agreed to post-employment undertakings regarding non-solicitation for 24 months, non-competition for the executive’s severance period, and confidentiality with respect to the Company’s confidential or proprietary information. Severance and other benefits are conditioned on compliance with these covenants, except that upon a change of control the executive would no longer be subject to any post-employment covenant not to compete.

Election of Director

On January 31, 2012, the Board of Directors of the Company elected Zein Abdalla as a member of the Company’s Board of Directors and its Corporate Governance Committee. Mr. Abdalla currently serves as the Chief Executive Officer of PepsiCo Europe, a position he has held since November 2009. Mr. Abdalla will receive compensation for his service on the Board of Directors in accordance with the Company’s non-employee director compensation program, as described in the Company’s proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 28, 2011, which description is incorporated herein by reference, including a prorated annual retainer and prorated deferred stock awards under the SIP for the period beginning with his election until the next annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: January 31, 2012